                                                                     EXHIBIT 11
                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                    (In thousands, except per share amounts)
-------------------------------------------------------------------------------

                                          Three Months Ended   Six Months Ended
                                               June 30              June 30
                                            1998      1997      1998      1997
                                            ----      ----      ----      ----
Basic Earnings Per Share
------------------------

   Net income                             $18,970   $18,279   $32,744   $39,504
                                          =======   =======   =======   =======

   Average number of shares outstanding    44,869    45,238    44,855    45,274
                                          =======   =======   =======   =======
   Basic earnings per share               $  0.42   $  0.40   $  0.73   $  0.87
                                          =======   =======   =======   =======
Diluted Earnings Per Share
--------------------------

   Net income                             $18,970   $18,279   $32,744   $39,504
                                          =======   =======   =======   =======

   Average number of shares outstanding    44,869    45,238    44,855    45,274
   Effect of assumed exercise of
      outstanding stock options               210       118       203       119
                                          -------   -------   -------   -------
   Average number of shares outstanding
      after assumed exercise of
      outstanding stock options            45,079    45,356    45,058    45,393
                                          =======   =======   =======   =======

   Diluted earnings per share             $  0.42   $  0.40   $  0.73   $  0.87
                                          =======   =======   =======   =======
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